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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT


Kankakee Federal Saving Bank, a federally chartered saving bank

KFS Service Corporation, an Illinois corporation

KFS Insurance Agency, Inc., an Illinois corporation